Exhibit 24

POWER OF ATTORNEY

     I, the undersigned Director and/or Officer of Rockwell Collins, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint GARY R. CHADICK and PATRICK E. ALLEN, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements, and any and all amendments (including post-effective amendments) and supplements thereto, for the purpose of registering an indeterminate amount of the Company’s securities, such securities to be comprised of debt securities in one or more series, common stock, one or more series of preferred stock and warrants to purchase debt securities, common stock and/or preferred stock, or any combination of the foregoing, under the Securities Act of 1933, as amended, and qualifying any related indentures under the Trust Indenture Act of 1939, as amended.

Signature	Title	Date

/s/ Robert K. Ortberg	President, Chief Executive Officer	September 19, 2013
Robert K. Ortberg	(principal executive officer) and
Director

/s/ Clayton M. Jones		September 19, 2013
Clayton M. Jones	Chairman of the Board

/s/ Anthony J. Carbone		September 19, 2013
Anthony J. Carbone	Director

/s/ Chris A. Davis		September 19, 2013
Chris A. Davis	Director

/s/ Ralph E. Eberhart		September 19, 2013
Ralph E. Eberhart	Director

/s/ John A. Edwardson		September 19, 2013
John A. Edwardson	Director

/s/ David Lilley		September 19, 2013
David Lilley	Director

/s/ Andrew J. Policano		September 19, 2013
Andrew J. Policano	Director

/s/ Cheryl L. Shavers		September 19, 2013
Cheryl L. Shavers	Director

/s/ Jeffrey L. Turner		September 19, 2013
Jeffrey L. Turner	Director

/s/ Patrick E. Allen	Senior Vice President and Chief	September 19, 2013
Patrick E. Allen	Financial Officer
(principal financial officer)

/s/ Tatum J. Buse	Vice President, Finance and	September 30, 2013
Tatum J. Buse	Corporate Controller
(principal accounting officer)